                                                                   Exhibit 10.12


                                   AGREEMENT



     This Agreement is entered into as of this 17th day of March, 1995 between Pericom Semiconductor Corporation, a California corporation ("Pericom") and Pericom Technology, Inc., a British Virgin Islands corporation ("PTI").

                                    RECITALS
                                    --------

     1. PTI is in the business of designing and developing semiconductor and other electronic products targeted for the People's Republic of China ("PRC"), to market and sell such products and third party semiconductor and other electronic products in the PRC and to provide Design Services (as defined below) to third parties, which may include Pericom.

     2. Pericom has not previously conducted business operations in the PRC and desires to appoint PTI as its non-exclusive distributor in the PRC upon terms herein provided as a means to enter the PRC market. PTI wishes to grant Pericom the right to sell its products in the United States and Japan as its non-exclusive distributor in such countries upon the terms herein provided.

     3. Pericom and PTI may provide Design Services to each other and wish to set forth herein the terms and conditions upon which such Design Services shall be provided between the parties, including, without limitation, the charges therefore and the ownership of Proprietary Rights (as defined below) as to any inventions, new developments or technology developed or created thereby. Such Design Services may be provided on a contract basis by the party to the other or as part of a Joint Development Project (as defined below) between the parties.

     4. The parties may further provide General Services (as defined below) to each other and wish to establish the charges payable between them for such General Services as herein provided.

     NOW THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the parties agree as follows:

                                   AGREEMENT
                                   ---------

ARTICLE 1 - Definitions
- -----------------------

     When used in this Agreement, the following terms shall have the meaning set forth below (terms defined in the singular shall have the same meaning when used in the plural and vice versa):


     "Confidential Information" shall mean any information, including, but not limited to, technical information, specifications, patents, copyrights, trademarks, trade secrets, confidential information and supporting documentation, owned by or licensed to a party hereto that (a) is identified as proprietary or confidential or provided under circumstances that reasonably indicate that the information is proprietary or confidential and (b) is disclosed by a party to one or both of the other parties for the purpose of exercising rights or fulfilling obligations under this Agreement. Confidential Information includes oral, visual, or machine readable disclosures that are identified at the time of disclosure as proprietary.

     "Design Services" shall mean and any design or technical development services provided by one party to another or in connection with a Joint Development Project.

     "Development Plan" shall mean a written plan agreed between the parties with respect to any development project to be performed by one or both of the parties pursuant to Section 5.1 or 5.2 below.

     "General Services" shall mean any and all services other than Design Services provided by one party to the other party pursuant to this Agreement. General Services shall include, without limitation, assistance from the employees and other personnel of a party in administrative, financial or marketing and sales functions, use of facilities space and use of equipment or other physical assets of a party.

     "Joint Development Project(s)" shall mean any research and development work that the parties agree to perform pursuant to Section 5.2 below in which both parties shall participate through either the performance of Design Services or the funding of Design Services to be performed by the other party.

     "Proprietary Rights" shall mean any U.S. and foreign patents, copyrights, trade secrets, mask work rights or other intellectual property rights that would otherwise restrict the unauthorized use of any technical or other proprietary information, data, invention, or process of a party hereto.

     "Services" shall mean General Services or Design Services.

     "Time and Material Rates" of a party shall mean that party's then effective charges for the Services, materials or other items provided by such party as disclosed by that party to the other party not later than thirty (30) days prior to the performance of the Services for which such charges are made. The parties agree that the Time and Material Rates for Design Services shall generally be cost, plus an agreed percentage thereof attributable to profit, and for General Services shall be cost.

     "Subsidiary" shall mean any corporation or other business entity controlled by a party hereto by the direct or indirect ownership by that party of more than 50% of the outstanding voting stock of the controlled corporation or other business entity.


 ARTICLE 2 - Organization and Start Up of PTI
 --------------------------------------------

     Subject to the reasonable availability of Pericom's personnel, facilities and other resources, Pericom agrees to provide General Services to PTI in connection with the initial organization and start-up of PTI's business operations, as PTI may reasonably request. PTI agrees to pay Pericom for such General Services at Pericom's their effective Time and Material rates in accordance with Article 6 below.

ARTICLE 3 - Confidentiality Restrictions
- ----------------------------------------

     In the event one party shall be provided facilities space by the other party, the parties agree to: (i) mutually cooperate in establishing protective procedures and other restrictions to prevent access by one party to the Confidential Information of the other party; and (ii) fully comply with any such protective procedures with restrictions. To the extent that a party shall be exposed to the Confidential Information of the other party through such sharing of facilities, that party agrees not to use such Confidential Information except as expressly authorized in writing by the other party and to comply with Article 7 hereof with respect to any such Confidential Information.

ARTICLE 4 - Reciprocal Distribution Appointments
- ------------------------------------------------

     4.1  Distribution of Pericom Products in the PRC.  Effective as of the date
          -------------------------------------------
hereof, Pericom appoints PTI as Pericom's non-exclusive distributor in the PRC for the period and upon the terms set forth in that certain Non-Exclusive Distribution Agreement attached hereto as Exhibit A, which Pericom and PTI shall execute and deliver between them upon execution of this Agreement.

     4.2  Distribution of PTI Products in the United States and Japan.
          -----------------------------------------------------------
Effective as of the date hereof, PTI appoints Pericom as PTI's non-exclusive distributor in the United States and Japan for the period and upon the terms set forth in that certain Non-Exclusive Distribution

Agreement attached hereto as Exhibit B, which PTI and Pericom shall execute and deliver between them upon execution of this Agreement.


ARTICLE 5 - Design Services, Joint Development Projects
- -------------------------------------------------------

     5.1  Contract Design Services.  Each of PTI and Pericom shall perform
          ------------------------
Design Services for the other party on such terms and conditions as the parties shall mutually agree. The parties agree that this Section 5.1 shall apply with respect to any Design Services provided by one party ("Performing Party") for the other party ("Funding Party") for development payments. To the extent both parties shall jointly provide Design Services in connection with research and development or design project, such project shall be deemed a Joint Development Project and be governed by Section 5.2 below. Except as the parties may otherwise agree in writing, the charges payable to the Performing Party for Design Services shall be the Performing Party's then effective Time and Materials Rates. Any Design Services to be provided pursuant to this Section
5.1 shall be set forth in a Development Plan agreed upon by the parties, which Development Plan shall set forth the scope of the research and development work, the specifications and deliverables therefor, the proposed delivery dates, the compensation payable between the parties and such other material terms as the parties shall mutually agree upon. Unless the parties shall otherwise agree, the Funding Party shall own the results of any research and development work performed pursuant to this Section 5.1 and any Proprietary Rights related thereto.

     5.2  Joint Development Projects.  In the event that Pericom and PTI shall
     -------------------------------
determine to pursue Joint Development Projects, Pericom and PTI shall enter into a written Development Plan, to be signed by Pericom and PTI, which shall set forth the scope of the research and development work, the specifications and deliverables therefor, the proposed delivery dates, the compensation payable between the parties, and such other material terms as the parties shall mutually agree. The rights and obligations of the parties as to the results of any such joint research and development work and any Proprietary Rights related thereto shall, unless they otherwise agree in any Joint Development Plan, be jointly owned between the parties.

ARTICLE 6 - Payment
- -------------------

     Payment for any charges pursuant to this Agreement shall be due and payable thirty (30) days from invoice date.


ARTICLE 7 - Confidentiality
- ---------------------------

     7.1  Confidentiality.  Except as expressly authorized by the other parties,
          ---------------
each party agrees to use diligent efforts, and at least the same degree of care that it uses to protect its own confidential information of like importance, to prevent unauthorized use, dissemination and disclosure of the other parties' Confidential Information. In furtherance, and not in limitation of the foregoing, each party agrees that it shall (i) leave in place any proprietary or confidential legends or markings placed upon any Confidential Information by the disclosing party, (ii) restrict disclosure of Confidential Information to those of its employees and agents who have a "need to know" such Confidential Information, and (iii) instruct and require such employees and agents to maintain the confidentiality of such information and not to use such Confidential Information except as expressly permitted herein. Such obligations shall apply with respect to Confidential Information for the term of this Agreement and for a period of ten (10) years after any termination hereof.

     7.2  Rights to Confidential Information.  All Confidential Information
          ----------------------------------
shall remain the sole property of the disclosing party. The receiving party or parties, as the case may be, shall have no rights to the Confidential Information of the disclosing party.

     7.3  Return of Information.  After any termination of this Agreement, upon
          ---------------------
written request, each party shall promptly discontinue the use of, and return within thirty (30) days all originals and copies of, any requested Confidential Information that has been fixed in any tangible means of expression.

     7.4  Exceptions.  Notwithstanding the other provisions of this Agreement,
          ----------
nothing received by any party will be considered to be Confidential Information of another party if it: (i) is not marked or otherwise designated in writing as confidential and is provided for a purpose that reasonably contemplates disclosure to or use by others, (ii) becomes a matter of public knowledge through no action or inaction of the party receiving the Confidential Information, (iii) is disclosed by the party providing the Confidential Information to a third party without a duty of confidentiality, (iv) is rightfully received by the receiving party from a third party without a duty of confidentiality, or (v) was known to the receiving party before its first receipt from the disclosing party, as shown by files existing at the time of initial disclosure.

     7.5  Equitable Relief.  Each party acknowledges that any breach of any of
          ----------------
its obligations under this Article 7 is likely to cause or threaten irreparable harm to the other parties, and, accordingly, each party agrees that in such event the disclosing party or parties, as the case may be, shall be entitled to equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

ARTICLE 8 - Subsidiaries
- ------------------------

     Each party shall have the right to assign or exercise its rights hereunder and to assign and delegate its duties hereunder to one or more of its Subsidiaries provided that any such assignment, exercise or delegation shall not relieve the assigning party of its primary obligations hereunder and provided further that any such Subsidiary shall be required, as a condition precedent to such assignment, to agree in writing to be bound by all of the terms and conditions hereof.


ARTICLE 9 - Term and Termination
- --------------------------------

     9.1  Term.  This Agreement shall commence on the date hereof and shall
          ----
continue for a period of sixty (60) months from such date, unless sooner terminated in accordance with this Article 9.

     9.2  Termination with Cause.  This Agreement may be terminated immediately
          ----------------------
by any party in the event another party (a) breaches any material provision of this Agreement and does not remedy such breach within thirty (30) days following notice of such breach from the non-breaching party, or (b) enters bankruptcy proceedings, becomes insolvent, or otherwise becomes generally unable to meet its obligations under this Agreement. A termination of this Agreement by a party as a result of a material breach by another party shall not serve to limit the terminating party's rights and remedies under applicable law arising from such breach.

     9.3  Return of Confidential Information.  Upon termination of this
          ----------------------------------
Agreement, the parties shall each (a) return to the other parties the original and all copies of any Confidential Information provided by such party and any summaries or analyses thereof or studies or notes thereon, and (b) at the request of the party which provided such Confidential Information, have one of its officers certify in writing that a. it shall not make any further use of such Confidential Information and b. shall comply with the terms of Section 7.1 regarding prohibited use of Confidential Information.

     9.4  Survival. The provisions of Sections 3, 5.1, 5.2, and 9.3, and
          --------
Articles 1, 7, and 10 of this Agreement shall survive any termination of this Agreement.

ARTICLE 10 - Miscellaneous
- --------------------------

     10.1  Force Majeure.  No party shall be responsible for any defaults,
           -------------
failures to assist, or delays in delivery which are due to causes beyond its control, including, but without limitation, acts of God or of a public enemy, acts of or any order of a government, or any preference, priority, or any order of such government, currency restrictions, strikes, embargoes, unduly severe weather, or incidents of war.

     10.2  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
between the parties hereto regarding the matters described herein and supersedes all previous and contemporaneous oral and written discussions, agreements or understandings among the parties regarding such matters.

     10.3  Modification.  Any modification of this Agreement will be effective
           ------------
only if it is in writing and signed by the party or parties to be charged.


     10.4  Governing Law.  This Agreement shall be governed by, and construed in
           -------------
accordance with, the laws of the state of California, U.S.A. applicable to contracts made and to be performed entirely within such state.

     10.5  Arbitration.
           -----------

          (a) Any and all disputes arising out of or relating to the validity, interpretation, enforceability, or performance of this Agreement, including, without limitation, this arbitration clause, shall be solely and finally settled by binding arbitration in San Francisco, California, in accordance with the then prevailing rules of the American Arbitration Association.

          (b) By written notice to the other party or parties, a party may demand that a disputed matter be submitted to arbitration. In the demand notice, the party shall specify the nature of the dispute. Within twenty (20) days of the notice, each party involved in such dispute shall nominate an arbitrator. The arbitrators chosen must be knowledgeable in the technical field which is the subject of this Agreement. The arbitrators shall permit only limited discovery and may prohibit discovery in their sole discretion and may admit or exclude evidence in their sole discretion.

          (c) The arbitrators shall decide the dispute or claim in accordance with the then prevailing rules of arbitration of the American Arbitration Association applying the substantive law set forth in Section 11.4 above. Judgment upon the arbitral award may be entered in any court having jurisdiction over the parties or their assets. No party shall take any dispute or claim subject to arbitration hereunder to any court until an arbitration decision has been made, except that any party shall have the right to institute any legal action for provisional relief pending final settlement by arbitration.

          (d) The parties agree that service of process and any notices required in connection with any arbitration hereunder or any related court proceedings may be given in the manner provided for the giving of notices under this Agreement as set forth in Section 11.6.

          (e) The arbitrators shall apportion to each party involved in the dispute all costs (other than attorneys' fees) incurred in conducting the arbitration in accordance with what they deem just and equitable under the circumstances.

       10.6  Notices.  All notices and other communications hereunder shall be
       -------------
in writing and shall be delivered personally, by facsimile or mailed by certified or registered airmail, postage prepaid, return receipt requested, to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:


     If to Pericom:              Pericom Semiconductor Corp.
                                 2380 Bering Drive
                                 San Jose, CA 95131

     If to PTI:



A notice shall be deemed given when delivered, in the case of personal delivery or delivery by facsimile, or five (5) days after mailing in the manner prescribed herein.

     10.7  Independent Contractors.  Performance by the parties under this
           -----------------------
Agreement shall be as independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute the parties entering upon a joint venture or partnership, or shall constitute any party the agent for another party for any purpose or in any sense whatsoever.

     10.8  Assignment.  No party may transfer or assign this Agreement or any of
           ----------
its rights or obligations hereunder without the prior written consent of the other parties.

     10.9  Waiver.  The failure of any party to enforce at any time or for any
           ------
period of time the provisions hereof shall not be construed to be a waiver of such provisions or of the right of such party to enforce each and every such provision.

     10.10 Severability.  If any term, provision, covenant, or condition of this
           ------------
Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

     10.11 Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by an authorized officer or representative as of the date first above written.


                                 PERICOM SEMICONDUCTOR CORPORATION


                                 By:  ^^
                                    -----------------------------------

                                 Title:  V P Sales/Marketing
                                       --------------------------------



                                 PERICOM TECHNOLOGY, INC.


                                 By:  ^^
                                    ----------------------------------

                                 Title: V P Sales/Marketing
                                       -------------------------------

                                   EXHIBIT A



     Non-Exclusive Distribution Agreements (appointing PTI to distribute Pericom products in PRC).

                                [LOGO] PERICOM

                      INTERNATIONAL DISTRIBUTOR AGREEMENT

     This International Distributor Agreement ("Agreement"), is entered into in Santa Clara, California, as of September 14, 1995, between PERICOM SEMICONDUCTOR CORPORATION, a California corporation with principal offices at 2380 Bering Drive, San Jose, CA 95131 and Pericom Technology Inc, (Shanghi) with offices in the People's Republic of China--various locations ("Distributor").

     In consideration of the mutual promises contained herein, the parties agree as follows:

     1.   DEFINITIONS
          -----------

          (a) "Products" shall mean those products listed in Exhibit A attached hereto. Products may be changed, abandoned or added by Manufacturer, at its sole discretion, provided that Manufacturer gives thirty (30) days' prior written notice to Distributor. Manufacturer shall be under no obligation to continue the production of any Product, except as provided herein.

          (b) "Territory" shall mean that geographic area identified in Exhibit B attached hereto.

          (c) "Software" shall mean all software, computer programs, source codes, object codes, listings, and related materials in machine-readable or printed form (including firmware and all types of media), and all updates and modifications thereto, that are included in the Products.

     2.   APPOINTMENT AND AUTHORITY OF DISTRIBUTOR
          ----------------------------------------

          (a)  Appointment. Subject to the terms and conditions set forth
               -----------
herein, Manufacturer hereby appoints Distributor as Manufacturer's non-exclusive distributor for the Products in the Territory, and Distributor hereby accepts such appointment.

          (b)  Direct Sales by Manufacturer. Manufacturer reserves the right to
               ----------------------------
market its products directly

          (c)  Territorial Responsibility. Distributor shall pursue aggressive
               --------------------------
sales policies and procedures to realize the maximum sales potential for the Products in the Territory. Distributor shall not advertise, sell, lease or ship the Products outside the Territory without the prior written consent of Manufacturer.

          (d)  Independent Contractors. The relationship of Manufacturer and
               -----------------------
Distributor established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other,
(ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow Distributor to create or assume any obligation on behalf of Manufacturer for any purpose whatsoever. All financial obligations associated with Distributor's business are the sole responsibility of Distributor. All sales and other agreements between Distributor and its customers are Distributor's exclusive responsibility and shall have no effect on Distributor's obligations under this Agreement. Distributor shall be solely responsible for, and shall indemnify and hold Manufacturer free and harmless from, any and all claims, damages or lawsuits (including Manufacturer's attorneys' fees) arising out of the acts of Distributor, its employees or its agents.

     3.   TERMS OF PURCHASE OF PRODUCTS BY DISTRIBUTOR
          --------------------------------------------

          (a)  Terms and Conditions. All purchases of Products by Distributor
               --------------------
from Manufacturer during the term of this Agreement shall be subject to the terms and conditions of this Agreement.

          (b)  Purchase of Products Subject to Software License and Other
               ----------------------------------------------------------
Restrictions. The sale of each Product to Distributor and the transfer of title
- ------------
for each purchased Product to Distributor shall not include a sale of the Software or transfer of its title but shall instead include a fully paid license for Distributor to transfer the Software to its customers upon execution of a Software license by Distributor's customers in accordance with the terms of Subsection 5(a) below. Manufacturer shall retain full title to the Software and all copies thereof, and Distributor and its customers may use the Software only in accordance with the provisions of their executed Software licenses. Neither Distributor nor its customers shall have any access to or rights in the Software source codes. Neither Distributor nor its customers shall have the right to copy, modify, or remanufacture any Product or part thereof.

          (c)  Prices. All prices are F.O.B. Manufacturer's plant currently
               ------
located at the address listed for Manufacturer at the beginning of this Agreement. The purchase price to Distributor for each of the Products ("Purchase Price") shall be as set forth in Exhibit A attached hereto. The difference between Distributor's Purchase Price and Distributor's selling price to its customers shall be Distributor's sole remuneration for sale of the Products. Manufacturer has the right at any time to revise the prices in Exhibit A with thirty (30) days' advance written notice to Distributor. Such revisions shall apply to all orders received after the effective date of revision. Price increases shall not affect unfulfilled purchase orders accepted by Manufacturer prior to the effective date of the price increase. Price decreases shall apply to pending purchase orders accepted by Manufacturer prior to the effective date of the decrease but not yet shipped.

          (d)  Taxes. Distributor's Purchase Price does not include any federal,
               -----
state or local taxes that may be applicable to the Products. When Manufacturer has the legal obligation to collect such taxes, the appropriate amount shall be added to Distributor's invoice and paid by Distributor unless Distributor provides Manufacturer with a valid tax exemption certificate authorized by the appropriate taxing authority.

          (e)  Order and Acceptance. All orders for Products submitted by
               --------------------
Distributor shall be initiated by written purchase orders sent to Manufacturer and requesting a delivery date during the term of this Agreement; provided, however, that an order may initially be placed orally or by telex if a confirmational written purchase order is received by Manufacturer within five
(5) days after said oral or telex order. No order shall be binding upon Manufacturer until accepted by Manufacturer in writing, and Manufacturer shall have no liability to Distributor with respect to purchase orders that are not accepted. Manufacturer shall use its reasonable best efforts to notify Distributor of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within thirty (30) days after receipt of the purchase order. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Manufacturer shall use its reasonable best efforts to deliver Products at the times specified either in its quotation or in its written acceptance of Distributor's purchase orders.

          (f)  Terms of Purchase Orders. Distributor's purchase orders submitted
               ------------------------
to Manufacturer from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add any additional terms or conditions.

          (g)  Initial Order. Upon execution of this Agreement, Distributor
               -------------
shall deliver to Manufacturer a written purchase order for the quantities of Products shown in Exhibit C attached hereto. The order shall be non-cancellable and shall be shipped to Distributor as soon as Manufacturer's production schedule will permit.

          (h)  Change Orders. Distributor may utilize written change orders
               -------------
without penalty for orders that have not yet been accepted by Manufacturer. For orders that have been accepted by Manufacturer but have not yet been shipped (excluding the initial order under Subsection 3(g) above), Distributor may utilize written change orders subject to the following conditions:

               (i) Distributor may delay delivery of any accepted order, provided that the rescheduled delivery date occurs during the term of this Agreement and provided further that Distributor's change order is received by Manufacturer more than thirty (30) days before the assigned delivery date, or more than sixty (60) days for factory programmed devices.

               (ii) Distributor may cancel any order that has been accepted by
                    Manufacturer, provided the written change order is received by Manufacturer more than thirty (30) days before the assigned delivery date, or more than sixty (60) days for factory programmed devices.

     (i)  Payment. Manufacturer shall submit an invoice to Distributor upon
          -------
shipment of each Product and spare part ordered by Distributor. The invoice shall cover Distributor's Purchase Price for the Products in a given shipment plus any freight, taxes or other applicable costs initially paid by Manufacturer but to be borne by Distributor. Payment terms shall be net thirty days of the invoiced amount due for full payment or 100% irrevocable L/C at sight to be decided by Manufacturer. Any invoiced amount not received within thirty days of the date of invoice shall be subject to a service charge of one and one-half percent (1.5%) per month. Distributor shall pay all of Manufacturer's costs and expenses (including reasonable attorneys' fees) to enforce and preserve Manufacturer's rights under this Subsection 3(i).

          (j)  Shipping. All Products delivered pursuant to the terms of this
               --------
Agreement shall be suitably packed for air freight shipment in Manufacturer's standard shipping cartons, marked for shipment at Distributor's address set forth above, and delivered to Distributor or its carrier agent F.O.B. Manufacturer's manufacturing plant, at which time title to such Products and risk of loss shall pass to Distributor. Unless otherwise instructed in writing by Distributor, Manufacturer shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expense, shall be paid by Distributor. Distributor shall also bear all applicable taxes, duties, and similar charges that may be assessed against the Products after delivery to the carrier at Manufacturer's plant.

          (k)  Rejection of Products. Distributor's customer shall inspect all
               ---------------------
Products promptly upon receipt thereof and may reject any Product that fails in any material way to meet the specifications set forth in Manufacturer's current brochure for that Product. Any Product not properly rejected within thirty (30) days after receipt of that Product by Distributor's customer ("Rejection Period") shall be deemed accepted. To reject a Product, Distributor shall, within the Rejection Period, notify Manufacturer in writing of its rejection and request a Return Material Authorization ("RMA") number. Manufacturer shall use its best efforts to provide the RMA number in writing to Distributor within fifteen (15) days after receipt of the request. Within ten (10) days after receipt of the written RMA number, Distributor shall return to Manufacturer the rejected Product, freight prepaid, in its original shipping carton with the RMA number displayed on the outside of the carton. Provided that Manufacturer has complied with its obligations in this Subsection 3(k), Manufacturer reserves the right to refuse to accept any rejected Products that do not bear an RMA number on the outside of the carton. Manufacturer shall, at its option and expense, either repair or replace the Products. Manufacturer shall pay the shipping charges back to Distributor for properly rejected Products; otherwise, Distributor shall be responsible for the shipping charges.

          (l)  Return of Products after Rejection Period. After the Rejection
               -----------------------------------------
Period, Distributor may not return a Product to Manufacturer for any reason without Manufacturer's prior written consent.

     (m)  Security Interest. Manufacturer hereby reserves, and Distributor
          -----------------
hereby grants to Manufacturer, a purchase money security interest in each Product sold under this Agreement. If Distributor sells or leases such Product to another party prior to Distributor's paying the full amount of Distributor's Purchase Price for such Product, then the security interest shall cover the proceeds from such sale or lease. These interests will be satisfied by payment in full of Distributor's Purchase Price. Distributor hereby appoints Manufacturer as its attorney-in-fact to execute, on Distributor's behalf and in Distributor's name, financing statements and other instruments to perfect Manufacturer's security interest in each Product for the amount of Distributor's Purchase Price. A copy of this Agreement may be filed with the appropriate authorities at any time after its execution as a financing statement or chattel mortgage to perfect Manufacturer's security interest.

          (n)  Inventory Price Reduction. In the event Manufacturer decreases
               -------------------------
the published Distributor cost on any Product shown in Exhibit A, Manufacturer will furnish Distributor with a listing of items affected, showing the old price and the new price. Distributor may apply for a credit equal to the difference between the Published Distributor Price paid by the Distributor and the new decreased Distributor Price for the product, multiplied by the quantity of such Product in Distributor's inventory on the effective date of the price reduction. This credit must be requested in writing within thirty (30) days of the mailing of the above listing. Issuance of such credit by Manufacturer will be contingent upon Manufacturer's verification of Distributor's inventory report. All such credits will be applied to Distributor's account, for subsequent purchases of Product. All Products shipped after the effective date of a price decrease will be invoiced at the new/lower prices.

Inventory that the distributor purchase at a discounted price from the then Published Distributor Price (Broken Cost) will not be eligible for any protection.

Pericom reserves the right to audit the Distributor on all orders that were shipped at a broken cost.

          (o)  Stock Rotation
               --------------

  After the initial twelve (12) month period of this Agreement, and within the thirty (30) days after each six (6) month period of this Agreement, Distributor may return for credit to be applied against future purchases, a quantity of slow or non-moving unprogrammed Product, the value of which shall not exceed ten percent (10%) of the net sales dollars invoiced by Manufacturer to the Distributor for Product received during the six month period immediately preceding. This Product return privilege shall apply only if, at the time of such return, the Distributor orders from Manufacturer a quantity of Product, the value of which at least equals the value of the returned Product. "Net sales dollars invoiced" is defined as the net invoice unit price paid by the Distributor, less any prior credits granted by Manufacturer. Stock rotation product must meet the following conditions:

 . Parts returned must be originally brought at Published Distributor Price at the time of ordering (i.e. parts brought at Broken Cost will not be eligible for stock rotation privilege)

 .  Parts must be returned in full tubes

 .  Minimum return per line item is $100.00 in multiple of tube quantities

 . Product must be returned in original condition, any product with bent leads, visual damage will be rejected for return.

          (p)  Discontinuance of Product. Manufacturer shall notify Distributor
               -------------------------
in writing of the discontinuance of sale and manufacture of any Product shown in Exhibit A hereto. The Distributor, within thirty (30) days of date of such notice, shall contact Manufacturer and advise of its intention to return any or all Product so discontinued which remains in its inventory. Distributor shall receive credit to be applied against future purchases, at the net price paid less any prior credits granted by Manufacturer to the Distributor for any such Product returned, in a new and unused condition. Freight charges shall be paid by Manufacturer on such Products returned.

          (q)  RMA for Product Return. Prior to returning any Product under the
               ----------------------
return privileges of this paragraph 3, Distributor must obtain a Return Material Authorization number from Manufacturer. All Products returned shall be shipped F.O.B. Distributor's designated facility, freight prepaid.

     4.   WARRANTY TO DISTRIBUTOR'S CUSTOMERS
          -----------------------------------

          (a)  Standard Limited Warranty. Distributor shall pass on to its
               -------------------------
customers Manufacturer's standard limited warranty for the Products, including the limitations set forth in Subsections 4(b) and 4(c) below. This warranty is contingent upon proper use of a Product in the application for which it was intended and does not cover Products that were modified without Manufacturer's approval or that were subjected by the customer to unusual physical or electrical stress.

          (b)  No Other Warranty. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH
               -----------------
ABOVE, MANUFACTURER GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

          (c)  Limitation of Liability. MANUFACTURER'S LIABILITY UNDER THE
               -----------------------
WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS BY THE CUSTOMER OR FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

     5.   ADDITIONAL OBLIGATIONS OF DISTRIBUTOR
          -------------------------------------

          (a)  Promotion of the Products. Distributor shall, at its own expense,
               -------------------------
vigorously promote the sale of the Products within the Territory. Such promotion shall include but not be limited to various advertising, promotion programs and directly soliciting orders from customers for the Products. Special advertising or promotion programs may be agreed upon from time to time in which the parties will agree to some sharing of the costs.

          (b)  Representations. Distributor shall not make any false or
               ---------------
misleading representations to customers or others regarding Manufacturer or the Products. Distributor shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with Manufacturer's documentation accompanying the Products or Manufacturer's literature describing the Products, including the limited warranty and disclaimers.

          (c)  Inventory. Distributor shall, at its own expense, maintain an
               ---------
inventory of the Products equal to ninety (90) days of sales to fulfill its commitments under this agreement.

          (d)  Reports. Distributor shall send to Manufacturer, within fifteen
               -------
(15) working days after the end of each month, a written report containing the following information by location:

               (1) A detailed inventory of all Products, at the end of said month, with quantities and value.

               (2) A detailed sales activity report including the names of purchasers with products and quantities purchased, and the dollar amounts billed to said purchasers.

     6.   ADDITIONAL OBLIGATIONS OF MANUFACTURER
          --------------------------------------

          (a)  Materials. Manufacturer shall promptly provide Distributor with
               ---------
marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature, and other Product data.

          (b)  Response to Inquiries. Manufacturer shall promptly respond to all
               ---------------------
inquiries from Distributor concerning matters pertaining to this Agreement.

          (c)  Testing. Manufacturer shall test all Products before shipment to
               -------
Distributor.

          (d)  Delivery Time. Manufacturer shall minimize delivery time as much
               -------------
as possible and use its reasonable best efforts to fulfill delivery obligations as committed in acceptances.

     7.   TERM AND TERMINATION
          --------------------

          (a)  Term. This Agreement shall continue in force for a fixed term of
               ----
one (1) year from the date hereof unless terminated earlier under the provisions of this Section 7. At the end of the fixed term, this Agreement shall automatically be renewed thereafter for additional one (1) year periods at all anniversary dates hereof unless this Agreement is otherwise terminated as provided herein.

          (b)  Termination for Convenience. This agreement may be canceled by
               ---------------------------
either party for any reason or no reason. If the Distributor cancels for convenience, then they will provide the Manufacturer written notice six (6) months in advance. The Manufacturer will repurchase the Distributor's inventory at the end of the six (6) months notice at Distributor's Net Invoice Price less any prior credits, less a 15% restocking charge. If the Manufacturer cancels the agreement for convenience then he will provide the Distributor with a written notice ninety (90) days in advance. If Manufacturer terminates this Agreement under the provisions of this Subsection 7(b), then Manufacturer shall, at Distributor's option, repurchase Distributor's then-current inventory at Distributor's net invoice price less any prior credits, and shall bear all shipping costs for the return to Manufacturer of that inventory.

          (c)  Termination for Cause. If either party defaults in the
               ---------------------
performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall automatically terminate at the end of that period. If the Distributor is the defaulting party, then a 15% restocking charge shall apply to all inventory the Manufacturer agrees to allow returned.

          (d)  Termination for Insolvency. This Agreement shall terminate,
               --------------------------
without notice, (i) upon the institution by or against Distributor of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Distributor's debts, (ii) upon Distributor's making an assignment for the benefit of creditors, or (iii) upon Distributor's dissolution or ceasing to do business.

          (e)  Fulfillment of Orders upon Termination. Upon termination of this
               --------------------------------------
Agreement for other than Distributor's breach, Manufacturer shall continue to fulfill, subject to the terms of Section 3 above, all orders accepted by Manufacturer prior to the date of termination.

          (f)  Return of Materials. All trademarks, trade names, patents,
               -------------------
copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind shall remain the property of Manufacturer. Within thirty (30) days after the termination of this Agreement, Distributor shall prepare all such items in its possession for shipment, as Manufacturer may direct, at Manufacturer's expense. Distributor shall not make, use, dispose of or retain any copies of any confidential items or information which may have been entrusted to it. Effective upon the termination of this Agreement, Distributor shall cease to use all trademarks, marks, and trade names of Manufacturer.

          (g)  Limitation on Liability. In the event of termination by either
               -----------------------
party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Manufacturer or Distributor. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

          (h)  Survival of Certain Terms. The provisions of Sections 3(b), 3(i),
               -------------------------
3(m), 4, 7, 8, 9, 10, 11, and 12 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     8.   LIMITATION ON LIABILITY
          -----------------------
          MANUFACTURER'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR SALE OF THE PRODUCTS SHALL BE LIMITED TO THE AMOUNT PAID BY THE CUSTOMER FOR THE PRODUCTS. IN NO EVENT SHALL MANUFACTURER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS. IN NO EVENT SHALL MANUFACTURER BE LIABLE TO DISTRIBUTOR OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY.

     9.   PROPERTY RIGHTS & CONFIDENTIALITY
          ---------------------------------

          (a)  Property Rights. Distributor agrees that Manufacturer owns all
               ---------------
right, title, and interest in the product lines that include the Products and in all of Manufacturer's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by Distributor of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

          (b)  Sale Conveys no Right to Manufacture or Copy. The Products are
               --------------------------------------------
offered for sale and are sold by Manufacturer subject in every case to the condition that such sale does not convey any license, expressly or by implication, to manufacture, duplicate or otherwise copy or reproduce any of the Products. Distributor shall take appropriate steps with its customers, as Manufacturer may request, to inform them of and assure compliance with the restrictions contained in this Subsection 12(b).

          (c)  Confidentiality. Distributor acknowledges that by reason of its
               ---------------
relationship to Manufacturer hereunder it will have access to certain information and materials concerning Manufacturer's business, plans, customers, technology, and products that are confidential and of substantial value to Manufacturer, which value would be impaired if such information were disclosed to third parties. Distributor agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Manufacturer. Distributor shall take every reasonable precaution to protect the confidentiality of such information. Upon request by Distributor, Manufacturer shall advise whether or not it considers any particular information or materials to be confidential. Distributor shall not publish any technical description of the Products beyond the description published by Manufacturer. In the event of termination of this Agreement, there shall be no use or disclosure by Distributor of any confidential information of Manufacturer, and Distributor shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Manufacturer's confidential information.

     10.  TRADEMARKS AND TRADE NAMES
          --------------------------

          (a)  Use. During the term of this Agreement, Distributor shall have
               ---
the right to indicate to the public that it is an authorized distributor of Manufacturer's Products and to advertise (within the Territory) such Products under the trademarks, marks, and trade names that Manufacturer may adopt from time to time ("Manufacturer's Trademarks"). Distributor shall not alter or remove any Manufacturer's Trademark applied to the Products at the factory. Except as set forth in this Section 13, nothing contained in this Agreement shall grant to Distributor any right, title or interest in Manufacturer's Trademarks. At no time during or after the term of this Agreement shall Distributor challenge or assist others to challenge Manufacturer's Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Manufacturer.

          (b)  Approval of Representations. All representations of
               ---------------------------
Manufacturer's Trademarks that Distributor intends to use shall first be submitted to Manufacturer for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Manufacturer. If any of Manufacturer's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then Manufacturer's mark shall be presented equally legibly and equally prominently but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

     11.  PATENT, COPYRIGHT, AND TRADEMARK INDEMNITY
          ------------------------------------------

          (a)  Indemnification. Distributor agrees that Manufacturer has the
               ---------------
right to defend, or at its option to settle, and Manufacturer agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Distributor or its customer on the issue of infringement of any United States patent, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. Manufacturer shall have sole control of any such action or settlement negotiations, and Manufacturer agrees to pay, subject to the limitations hereinafter set forth, any final judgement entered against Distributor or its customer on such issue in any such suit or proceeding defended by Manufacturer. Distributor agrees that Manufacturer at its sole option shall be relieved of the foregoing obligations unless Distributor or its customer notifies Manufacturer promptly in writing of such claim, suit or proceeding and gives Manufacturer authority to proceed as contemplated herein, and, at Manufacturer's expense, gives Manufacturer proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. If the Products, or any part thereof, are, or in the opinion of Manufacturer may become, the subject of any claim, suit or proceeding for infringement of any United States patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any United States patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then Manufacturer may, at its option and expense either: (i) procure for Distributor and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefor by Distributor, less a reasonable sum for use and damage. Manufacturer shall not be liable for any costs or expenses incurred without its prior written authorization.

          (b)  Limitation. Notwithstanding the provisions of Subsection 11(a)
               ----------
above, Manufacturer assumes no liability for (i) infringements covering completed equipment or any assembly, circuit, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by Manufacturer or involving any marking or branding applied at the request of Distributor; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by Manufacturer.

          (c)  Entire Liability. The foregoing provisions of this Section 11
               ----------------
state the entire liability and obligations of Manufacturer and the exclusive remedy of Distributor and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.

     12.  GENERAL PROVISIONS
          ------------------

          (a)  Governing Law and Jurisdiction. This Agreement shall be governed
               ------------------------------
by and construed under the laws of the State of California. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement. Distributor hereby expressly consents to (i) the personal jurisdiction of the federal and state courts within California and (ii) service of process being effected upon it by registered mail sent to the address set forth at the beginning of this Agreement.

          (b)  Entire Agreement. This Agreement sets forth the entire agreement
               ----------------
and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

          (c)  Notices. Any notice required or permitted by this Agreement shall
               -------
be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given three (3) days after deposit in the mail.

          (d)  Force Majeure. Nonperformance of either party shall be excused to
               -------------
the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperforming party.

          (e)  Nonassignability and Binding Effect. A mutually agreed
               -----------------------------------
consideration for Manufacturer's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by Distributor under its present ownership, and, accordingly, Distributor agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Manufacturer. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

          (f)  Legal Expenses. The prevailing party in any legal action brought
               --------------
by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

          (g)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


Pericom Semiconductor                   PERICOM TECHNOLOGY, INC.
Corporation                             ---------------------------------
                                        (Distributor)

By ____________________________         By /s/
                                           ------------------------------

Title ___________________________       Title V. P. Sales & Marketing
                                              ---------------------------
                                              August 24, 1995

          (f)  Legal Expenses. The prevailing party in any legal action brought
               --------------
by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

          (g)  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Pericom Semiconductor
Corporation                             _______________________________
                                        (Distributor)

By ??????????                           By _____________________________
   ------------------------------

Title V. P. Sales/Marketing         Title ___________________________
      ---------------------------

                                   EXHIBIT A

                    PRODUCT DESCRIPTION AND PURCHASE PRICE



                                                       Distributor's
                                                       Purchase Price
     Product                                           (Dollars)
     -------
All Products included in the
Manufacturer's current price list.

                                   EXHlBIT B

                                   TERRITORY

Distributor's Territory shall be all portions of the following:

   XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

                           People Republic of China

                                   EXHIBIT C

                                 INITIAL ORDER

     Upon execution of this Agreement, Distributor shall deliver to Manufacturer a written, non-cancellable purchase order for the following quantities of
Products:

     Products                                          Quantity
     --------                                          --------

To be Agreed Upon

                                   EXHIBIT D